Exhibit 99.1

FOR IMMEDIATE RELEASE

May 6, 2025

Novanta Announces Financial Results
for the First Quarter 2025

•
First Quarter 2025 GAAP Revenue increased 1% to $233 million
•
First Quarter 2025 GAAP Diluted Earnings Per Share of $0.59 and Adjusted EPS of $0.74
•
First Quarter 2025 GAAP Net Income increased 45% to $21 million
•
First Quarter 2025 Adjusted EBITDA increased 1% to $50 million
•
First Quarter 2025 Operating Cash Flow of $32 million
•
Company reiterates Full Year 2025 Adjusted EBITDA guidance

BOSTON, May 6, 2025 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the first quarter 2025.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	March 28,	March 29,
	2025	2024
GAAP
Revenue	$233.4	$230.9
Operating Income	$32.4	$25.6
Net Income	$21.2	$14.7
Diluted EPS	$0.59	$0.41
Non-GAAP*
Adjusted Operating Income	$39.1	$40.1
Adjusted Diluted EPS	$0.74	$0.74
Adjusted EBITDA	$50.0	$49.7

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“I am proud to report that the Novanta team generated solid results in the first quarter that met or exceeded expectations, against the backdrop of a highly dynamic macroeconomic environment,” said Matthijs Glastra, Chair and Chief Executive of Novanta. “Our diversified and resilient portfolio, strong balance sheet, and an execution-focused culture positions us well and enables us to navigate these uncertainties while capitalizing on growth opportunities over both the short and long-term. Finally, in the First Quarter our new product launches remain on track for the year, and we successfully closed a tuck-in acquisition in April.”

First Quarter

During the first quarter of 2025, Novanta generated GAAP revenue of $233.4 million, an increase of 1.1% or $2.5 million, versus the first quarter of 2024. Year-over-year changes in foreign currency exchange rates adversely impacted revenue by 0.6% or $1.5 million, during the first quarter of 2025. Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was 1.7% for the first quarter of 2025 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the first quarter of 2025, GAAP operating income was $32.4 million, compared to $25.6 million in the first quarter of 2024. GAAP net income increased 45% to $21.2 million in the first quarter of 2025, compared to $14.7 million in the first quarter of 2024. GAAP diluted earnings per share (“EPS”) was $0.59 in the first quarter of 2025, compared to $0.41 in the first quarter of 2024. Diluted weighted average shares outstanding was 36.1 million in the first quarter of 2025.

Adjusted Diluted EPS was $0.74 in the first quarter of 2025, compared to $0.74 in the first quarter of 2024. Adjusted EBITDA increased 1% to $50.0 million in the first quarter of 2025, compared to $49.7 million in the first quarter of 2024.

Operating cash flow for the first quarter of 2025 was $31.7 million, compared to $32.8 million for the first quarter of 2024.

Financial Guidance

“Novanta has a solid track record of delivering and even accelerating out of uncertain environments by overcoming challenges and seizing opportunities. We are confident in our ability to excel by utilizing the Novanta Growth System, which emphasizes innovation, operational excellence, strategic alignment, and winning in high-growth markets. Our focus is on near-term execution, including launching new breakthrough products, while at the same time investing in and advancing our growth strategy in markets with long-term secular growth trends like precision robotics and automation, minimally invasive and robotic surgery, and precision medicine,” said Matthijs Glastra.

“Due to the limited visibility of rapid trade policy changes, and the heightened uncertainty caused by the global trade disruptions, we are in an environment that makes long-term revenue predictions challenging beyond the second quarter. However, we are confident in our ability to adapt to the challenges and maintain the company’s strong execution to deliver on our full year EBITDA commitments. As such, we expect to implement proactive cost containment actions by quarter-end, targeting approximately $20 million in annualized cost savings, to offset trade policy changes, potential purchasing deferrals by our customers due to reciprocal tariffs on our products, as well as global trade disruptions.”

With more near-term visibility, in the second quarter of 2025, the Company expects GAAP revenue of approximately $230 million to $240 million. The Company expects Adjusted Gross Profit Margin to be in the range of 45.5% to 46.5%. The Company expects Adjusted EBITDA to be in the range of $50 million to $55 million and Adjusted Diluted EPS to be in the range of $0.68 to $0.78. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; future changes in the fair value of contingent considerations; future restructuring expenses; foreign exchange gains/(losses); significant discrete income tax expenses (benefits); benefits or expenses associated with the completion of tax audits; divestitures and related expenses; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, May 6, 2025 at 10:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, June 30, 2025.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisitions of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used to determine bonus payments for senior management and employees. The Company has also used in the past, and may use in the future, Adjusted Diluted EPS and Adjusted EBITDA as performance targets for certain performance-based restricted stock units. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the full year 2025 and second quarter of 2025; expectations for our end markets and market position; macroeconomic expectations; our competitive position, including our positioning for long-term growth, capital spending and momentum from new product launches; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; our dependence upon our ability to respond to fluctuations in product demand; our ability to continuously innovate, to introduce new products in a timely manner, and to manage transitions to new product innovations effectively; customer order timing and other similar factors; disruptions or breaches in security of our or our third-party providers’ information technology systems; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our ability to contain or reduce costs; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components and other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to additional costs and significant delays in shipments; production difficulties and product delivery delays or disruptions; our exposure to extensive medical device regulations, which may impede or hinder the approval, certification or sale of our products and, in some cases, may ultimately result in an inability to obtain approval or certification of certain products or may result in the recall or seizure of previously approved or certified products; potential penalties for violating foreign and U.S. federal and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations related to our business or products; actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards, and other requirements; our failure to implement new information technology systems successfully; changes in foreign currency rates; our failure to realize the full value of our intangible assets; our reliance on original equipment manufacturer customers; the loss of sales, or significant reduction in orders from, any major customers; increasing scrutiny and changing expectations from investors, customers, governments and other stakeholders and third parties with respect to corporate sustainability policies and practices; the effects of climate change and related regulatory responses; our exposure to the credit risk of some of our customers and in weakened markets; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical, life science, and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables Novanta to engineer proprietary technology solutions that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation, the Novanta Growth System, and our customers’ success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2025	2024
Revenue	$233,366	$230,916
Cost of revenue	129,012	130,500
Gross profit	104,354	100,416
Operating expenses:
Research and development and engineering	23,238	23,246
Selling, general and administrative	45,596	43,530
Amortization of purchased intangible assets	5,554	5,750
Restructuring, acquisition, and related costs	(2,455)	2,283
Total operating expenses	71,933	74,809
Operating income	32,421	25,607
Interest income (expense), net	(5,644)	(8,254)
Foreign exchange transaction gains (losses), net	(368)	(321)
Other income (expense), net	9	(116)
Income before income taxes	26,418	16,916
Income tax provision (benefit)	5,210	2,240
Net Income	$21,208	$14,676

Earnings per common share:
Basic	$0.59	$0.41
Diluted	$0.59	$0.41

Weighted average common shares outstanding—basic	36,024	35,914
Weighted average common shares outstanding—diluted	36,130	36,127

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	March 28,	December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$106,045	$113,989
Accounts receivable, net	164,201	151,026
Inventories	145,435	144,606
Prepaid expenses and other current assets	18,457	24,027
Total current assets	434,138	433,648
Property, plant and equipment, net	112,514	113,135
Operating lease assets	41,321	42,908
Intangible assets, net	177,724	185,844
Goodwill	589,054	584,098
Other assets	30,705	28,878
Total assets	$1,385,456	$1,388,511
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,852	$4,691
Accounts payable	82,513	76,890
Accrued expenses and other current liabilities	82,225	86,210
Total current liabilities	169,590	167,791
Long-term debt	385,279	411,949
Operating lease liabilities	38,694	40,548
Other long-term liabilities	22,138	22,525
Total liabilities	615,701	642,813
Stockholders’ Equity:
Total stockholders’ equity	769,755	745,698
Total liabilities and stockholders’ equity	$1,385,456	$1,388,511

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2025	2024
Cash flows from operating activities:
Net Income	$21,208	$14,676
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,563	12,929
Share-based compensation	7,100	6,077
Deferred income taxes	(2,393)	(3,711)
Loss (gain) on disposal of fixed assets	(4,367)	—
Other	1,150	4,513
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	(12,188)	(4,162)
Inventories	(61)	(3,781)
Other operating assets and liabilities	7,672	6,288
Net cash provided by operating activities	31,684	32,829
Cash flows from investing activities:
Cash paid for business acquisition, net of working capital adjustments	—	(191,200)
Purchases of property, plant and equipment	(4,284)	(6,415)
Proceeds from sale of property, plant and equipment	5,537	—
Net cash provided by (used in) investing activities	1,253	(197,615)
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	198,000
Repayments under term loan and revolving credit facilities	(29,719)	(35,976)
Payments of withholding taxes from share-based awards	(6,669)	(8,385)
Repurchases of common shares	(6,157)	—
Other financing activities	(186)	(176)
Net cash provided by (used in) financing activities	(42,731)	153,463
Effect of exchange rates on cash and cash equivalents	1,850	(208)
Increase (decrease) in cash and cash equivalents	(7,944)	(11,531)
Cash and cash equivalents, beginning of period	113,989	105,051
Cash and cash equivalents, end of period	$106,045	$93,520

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	March 28,	March 29,
	2025	2024
Revenue
Automation Enabling Technologies	$123,167	$117,389
Medical Solutions	110,199	113,527
Total	$233,366	$230,916

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	March 28,	March 29,
	2025	2024
Automation Enabling Technologies
Gross Profit (GAAP)	$59,386	$55,502
Gross Profit Margin (GAAP)	48.2%	47.3%
Amortization of intangible assets	1,359	1,569
Adjusted Gross Profit (Non-GAAP)	$60,745	$57,071
Adjusted Gross Profit Margin (Non-GAAP)	49.3%	48.6%

Medical Solutions
Gross Profit (GAAP)	$45,961	$46,222
Gross Profit Margin (GAAP)	41.7%	40.7%
Amortization of intangible assets	2,202	2,123
Acquisition fair value adjustments	—	2,777
Adjusted Gross Profit (Non-GAAP)	$48,163	$51,122
Adjusted Gross Profit Margin (Non-GAAP)	43.7%	45.0%

Unallocated
Gross Profit (GAAP)	$(993)	$(1,308)
Adjusted Gross Profit (Non-GAAP)	$(993)	$(1,308)

Novanta Inc.
Gross Profit (GAAP)	$104,354	$100,416
Gross Profit Margin (GAAP)	44.7%	43.5%
Amortization of intangible assets	3,561	3,692
Acquisition fair value adjustments	—	2,777
Adjusted Gross Profit (Non-GAAP)	$107,915	$106,885
Adjusted Gross Profit Margin (Non-GAAP)	46.2%	46.3%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended March 28, 2025
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$32,421	13.9%	$26,418	$5,210	19.7%	$21,208	$0.59
Non-GAAP Adjustments:
Amortization of intangible assets	9,115	3.9%	9,115
Restructuring costs	(3,005)	(1.3)%	(3,005)
Acquisition and related costs	550	0.2%	550
Foreign exchange transaction (gains) losses, net			368
Tax effect of non-GAAP adjustments				1,006
Non-GAAP tax adjustments				446
Total non-GAAP adjustments	6,660	2.8%	7,028	1,452		5,576	0.15

Adjusted results (Non-GAAP)	$39,081	16.7%	$33,446	$6,662	19.9%	$26,784	$0.74

Weighted average shares outstanding - Diluted							36,130

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended March 29, 2024
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$25,607	11.1%	$16,916	$2,240	13.2%	$14,676	$0.41
Non-GAAP Adjustments:
Amortization of intangible assets	9,442	4.1%	9,442
Restructuring costs	548	0.2%	548
Acquisition and related costs	1,735	0.8%	1,735
Acquisition fair value adjustments	2,777	1.2%	2,777
Foreign exchange transaction (gains) losses, net			321
Tax effect of non-GAAP adjustments				2,963
Non-GAAP tax adjustments				(98)
Total non-GAAP adjustments	14,502	6.3%	14,823	2,865		11,958	0.33

Adjusted results (Non-GAAP)	$40,109	17.4%	$31,739	$5,105	16.1%	$26,634	$0.74

Weighted average shares outstanding - Diluted							36,127

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	March 28,	March 29,
	2025	2024
Net Income (GAAP)	$21,208	$14,676
Net Income Margin	9.1%	6.4%
Interest (income) expense, net	5,644	8,254
Income tax provision (benefit)	5,210	2,240
Depreciation and amortization	13,563	12,929
Share-based compensation	7,100	6,077
Restructuring, acquisition and related costs	(3,106)	2,298
Acquisition fair value adjustments	—	2,777
Other, net	359	437
Adjusted EBITDA (Non-GAAP)	$49,978	$49,688
Adjusted EBITDA Margin (Non-GAAP)	21.4%	21.5%

Organic Revenue Growth (Non-GAAP):

Three Months Ended March 29, 2025
Compared to
Three Months Ended March 28, 2024
Reported Revenue Growth/(Decline) (GAAP)	1.1%
Less: Change attributable to acquisitions	(—)%
Plus: Change due to foreign currency	0.6%
Organic Revenue Growth/(Decline) (Non-GAAP)	1.7%

Net Debt (Non-GAAP):

	March 28,	December 31,
	2025	2024
Total Debt (GAAP)	$390,131	$416,640
Plus: Deferred financing costs	2,228	2,519
Gross Debt	392,359	419,159
Less: Cash and cash equivalents	(106,045)	(113,989)
Net Debt (Non-GAAP)	$286,314	$305,170

Free Cash Flow (Non-GAAP):

	Three Months Ended
	March 28,	March 29,
	2025	2024
Net Cash Provided by Operating Activities (GAAP)	$31,684	$32,829
Less: Purchases of property, plant and equipment	(4,284)	(6,415)
Plus: Proceeds from sale of property, plant and equipment	5,537	—
Free Cash Flow (Non-GAAP)	$32,937	$26,414
Net Income (GAAP)	$21,208	$14,676
Net Cash Provided by Operating Activities as a Percentage of Net Income	149.4%	223.7%
Free Cash Flow as a Percentage of Net Income	155.3%	180.0%

Non-GAAP Financial Measures

The following provides additional explanations for non-GAAP financial measures used by the Company, including explanations for certain non-GAAP adjustments that may not be present in the quarterly disclosures included in the current earnings release but have been used by the Company in the two most recent fiscal years. See the tables above for the calculations of the non-GAAP financial measures used in this earnings release.

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets and amortization of inventory fair value adjustments related to business acquisitions because: (i) the amounts are non-cash; (ii) the Company cannot influence the timing and amount of future expense recognition; and (iii) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. The Company also excludes inventory related charges associated with product line closures as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin excludes amortization of acquired intangible assets and amortization of inventory fair value adjustments related to business acquisitions for the reasons described above for Adjusted Gross Profit and Adjusted Gross Profit Margin. The Company also excludes restructuring, and acquisition and related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income Before Income Taxes

The calculation of Adjusted Income Before Income Taxes excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, and restructuring, and acquisition and related costs for the reasons described above for Adjusted Operating Income and Adjusted Operating Margin. The Company also excludes foreign exchange transaction gains (losses) from the calculation of Adjusted Income Before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income Before Income Taxes by jurisdiction, the applicable tax rates in effect for the respective jurisdictions and the income tax effect of non-GAAP adjustments discussed above. In addition, the Company excludes significant discrete income tax expenses

(benefits) related to releases of valuation allowances and uncertain tax positions not related to current year activity, tax audits, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate.

Adjusted Net Income

Because Income Before Income Taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, amortization of inventory fair value adjustments related to business acquisitions, restructuring, acquisition and related costs, and foreign exchange transaction gains (losses) for the reasons described above for Adjusted Income Before Income Taxes. In addition, the Company excludes (i) significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ii) the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

Because Net Income is used in the calculation of Diluted EPS, Adjusted Diluted EPS excludes: (i) amortization of acquired intangible assets; (ii) amortization of inventory fair value adjustments related to business acquisitions; (iii) restructuring, acquisition and related costs; (iv) foreign exchange transaction gains (losses); (v) significant discrete income tax expenses (benefits) related to releases of valuation allowances, uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (vi) the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and related costs, amortization of inventory fair value adjustments related to business acquisitions, other non-operating (income) expense items, including foreign exchange transaction (gains) losses and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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